As filed with the Securities and Exchange Commission on June 29, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROYCE VALUE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VOTE TODAY!

Royce Value Trust, Inc.

June 29, 2020

Dear Stockholder,

- ***Our records indicate you have not voted your shares***
- ***Your vote is required to approve the new investment advisory agreement***
- ***Without your vote, the Fund's operations may be terminated***

The Royce Value Trust, Inc. (the "Fund") Special Meeting of Stockholders (the "Special Meeting") is scheduled to be held July 14, 2020. Ahead of the Special Meeting, you are being asked to approve a new investment advisory agreement[1] with the Fund's investment manager, Royce Investment Partners ("Royce")[2]. Approval of this agreement will ensure that Royce continues operating the Fund and executing the differentiated strategy that is delivering strong returns for you year after year.

Leading Independent Proxy Advisory Firm Recommends Stockholders Vote "FOR" the New Investment Advisory Agreement on the WHITE Proxy Card

On June 24, 2020, Institutional Shareholder Services Inc. ("ISS") issued a report recommending that the Fund's stockholders vote "FOR" the approval of the new investment advisory agreement with Royce. ISS is a leading independent proxy advisory firm. Many pension funds, mutual funds and other institutional shareholders around the world consider the analysis conducted by and recommendations issued by ISS in making their voting decisions.

In recommending that the Fund's stockholders vote "FOR" the new agreement with Royce, ISS stated in its report that[3]:

"The most significant aspect of the proposal for shareholders in this context is that the advisory fee rate will not increase. The investment objective remains the same, and the fund will be managed by the same personnel. As such, there would be no material impact to investors in connection with the approval of this proposal."

Support the Investment Manager with a Proven Track Record

Vote **"FOR"** the new agreement with Royce, which is building on the Fund's strong track record including...

- Consistently outperforming the Fund's benchmark[4] over key timeframes, including over the past 1-, 3-, 5-, 20-, 25-, and 30-year periods ended 3/31/20, as well as since the Fund's inception (11/26/86)[5]
- Outperforming the Fund's benchmark[4] in the previous full market cycle period and from the 8/31/18 index peak through 3/31/20[5]
- Outperforming the comparable open-end Morningstar category average (US Fund Small Blend)[6] over key timeframes, including year-to-date and over the past 1-, 3-, 5-, 10-, and 15-year periods through 3/31/20[5]

If the New Investment Advisory Agreement is Not Approved, the Fund May Be Forced to Seek Approval to Liquidate

Liquidation could result in serious negative implications for long-term stockholders such as...

- A meaningful loss of stockholder value during a period of significant market volatility
- Negative tax consequences

Not Voting is the Same as Voting Against the New Agreement Every vote counts, and with the July 14 meeting approaching, it is important that you vote today. To follow the Board of Directors’ unanimous recommendation and the recommendation by ISS, vote “FOR” the agreement by internet, phone or by signing, dating and mailing the WHITE proxy card. Approval of the new investment advisory agreement with Royce is needed to ensure that the Fund’s operations can continue uninterrupted. Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Stockholders Call Toll Free: (877) 825-8964 Incorporated Banks and Brokers Call: (212) 750-5833 REMEMBER We urge you not to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card. 1 Due to the “change of control” that will result from the pending combination of Legg Mason Inc. (“Legg Mason”) and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, that will cause the Fund’s current investment advisory agreement to terminate in accordance with its terms as required by applicable law. 2 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners. 3 Permission to use quotations neither sought nor obtained. 4 Fund benchmark is the Russell 2000 Index, an unmanaged, capitalization-weighted index of domestic small-cap stocks. It measures the performance of the 2,000 smallest publicly traded U.S. companies in the Russell 3000 index. 5 Returns calculated on a net asset value (“NAV”) basis. 6 For the Morningstar Small Blend Category: © 2020 Morningstar. All Rights Reserved. The information regarding the category in this piece: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Small-blend portfolios favor U.S. firms at the smaller end of the market-capitalization range. Some aim to own an array of value and growth stocks while others employ a discipline that leads to holdings with valuations and growth rates close to the small-cap averages. Stocks in the bottom 10% of the capitalization of the U.S. equity market are defined as small cap. The blend style is assigned to portfolios where neither growth nor value characteristics predominate. Forward-looking Statement This letter is not an oNer to purchase nor a solicitation of an oNer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to diNer materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission, including the Fund’s Annual Report to Stockholders on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund undertakes no responsibility to update publicly or revise any forward-looking statement.